Exhibit 5.1

lawyers@saul.com www.saul.com

April 29, 2014

Liberty Property Trust

500 Chesterfield Parkway

Malvern, Pennsylvania 19355

Re:          Liberty Property Trust

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as Maryland counsel for Liberty Property Trust, a Maryland real estate investment trust (the “Company”), in connection with certain matters of Maryland law arising out of the shelf registration of an indeterminate amount of Common Shares, Preferred Shares, Depositary Shares, Preferred Share Warrants, Common Share Warrants and Guaranties (each as defined in the above-referenced S-3 Registration Statement) (collectively referred to as the “Trust Securities”) proposed to be offered by the Company from time to time and an indeterminate amount of certain debt securities (“Partnership Debt Securities”) proposed to be offered by Liberty Property Limited Partnership, a Pennsylvania limited partnership (the “Partnership”), from time to time, in one or more series, together or separately, at prices and on terms to be determined at the time of offering pursuant to a Registration Statement on Form S-3 (the “S-3 Registration Statement”), the S-3 Prospectus and one or more supplements thereto.  (The Preferred Share Warrants and Common Share Warrants are referred to collectively as the “Trust Warrants.”)

In connection with our representation of the Company and as a basis for the opinions hereinafter set forth, we have examined originals or photographic copies of the following documents (hereinafter collectively referred to as the “Documents”):

(i)            the S-3 Registration Statement, as filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Act”);

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DELAWARE     MARYLAND     MASSACHUSETTS     NEW JERSEY     NEW YORK     PENNSYLVANIA     WASHINGTON, DC

A DELAWARE LIMITED LIABILITY PARTNERSHIP

(ii)           the prospectus contained in the S-3 Registration Statement (the “S-3 Prospectus”), and all supplements thereto;

(iii)          the Amended and Restated Declaration of Trust of the Company recorded by the Maryland State Department of Assessments and Taxation (“SDAT”) on May 29, 1997, as amended on June 22, 2004, October 4, 2007 and June 18, 2010 (collectively, the “Declaration of Trust”);

(iv)          the Articles Supplementary of the Company recorded on August 7, 1997; Articles Supplementary of the Company recorded on December 23, 1997; Articles Supplementary of the Company recorded on July 28, 1999; Articles Supplementary of the Company recorded on April 18, 2000; Articles Supplementary of the Company recorded on June 10, 2002; Articles Supplementary of the Company recorded on September 1, 2004; Articles Supplementary of the Company recorded on June 17, 2005; Articles Supplementary of the Company recorded on June 30, 2005; Articles Supplementary of the Company recorded on August 23, 2005; Articles Supplementary of the Company recorded on December 15, 2006; and Articles Supplementary of the Company recorded on August 21, 2007 (collectively, the “Articles Supplementary”);

(v)           the First Amended and Restated Bylaws of the Company, as amended on April 5, 2006 and December 6, 2007 (collectively, the “Bylaws”);

(vi)          a certificate executed by the secretary of the Company, certifying as to the authenticity of the Declaration of Trust, the Articles Supplementary and Bylaws, the incumbency of the officers of the Company, the resolutions adopted by the Company’s Board of Trustees on April 24, 2014, and other matters that we have deemed necessary and appropriate;

(vii)         a good standing certificate for the Company from SDAT dated April 25, 2014; and

(viii)        such other documents and matters as we have deemed necessary and appropriate to express the opinions set forth in this letter, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed:

(a)           that all signatures on the Documents and any other documents submitted to us for examination are genuine;

(b)           the authenticity of all Documents submitted to us as originals, the conformity to originals of all Documents submitted to us as certified or photographic copies, and the accuracy and completeness of all documents;

(c)           the legal capacity of all natural persons executing any Documents, whether on behalf of themselves or other persons;

(d)           that all persons executing the Documents on behalf of any party (other than the Company) are duly authorized;

(e)           that each of the parties (other than the Company) has duly and validly executed and delivered each of the Documents to which that party is a signatory, and the party’s obligations are valid and legally binding obligations, enforceable in accordance with the terms of the respective Documents, except as limited (i) by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting the enforcement of creditors’ rights or (ii) by general equitable principles;

(f)            all public records reviewed or relied upon by us or on our behalf are true and complete;

(g)           that all representations, warranties, statements and information contained in the Documents are accurate and complete;

(h)           there will be no changes in applicable law between the date of this opinion and any date of issuance or delivery of the Trust Securities, including without limitation, any Trust Securities that may be issued upon conversion or exchange of any of the Trust Securities or Partnership Debt Securities;

(i)            the Partnership is a limited partnership validly existing and in good standing under the laws of its state of formation;

(j)            that at the time of delivery of the Trust Securities, all contemplated additional actions shall have been taken and the authorization of the issuance of the Trust Securities or any Partnership Debt Securities will not have been modified or rescinded;

(k)           the terms of all Trust Securities to be established subsequent to the date of this opinion; the issuance, execution and delivery of the Trust Securities; and the compliance by the Company with the terms of the Trust Securities, will not violate any then-applicable law or result in a default under, breach of, or violation of any provision of any instrument or agreement then binding on the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company;

(l)            the consideration received or proposed to be received for the issuance and sale or reservation for issuance of any offering of shares of the Company as contemplated by each of the S-3 Registration Statement, the S-3 Prospectus, the applicable supplement or supplements to the S-3 Prospectus is not less than the par value per share and that consideration has been paid to the Company for any Guaranties that are issued from time to time; and

(m)          the aggregate number of shares of the Company which would be outstanding after the issuance or reservation for issuance of any preferred shares or common shares of the Company, whether to effect an issuance of Common Shares, Preferred Shares, Depositary Shares, Trust Warrants, or other Trust Securities or Partnership Debt Securities exchangeable or convertible into common shares or preferred shares, and any other contemporaneously issued or reserved common shares or preferred shares, together with the number of common shares and preferred shares previously issued and outstanding and the number of common shares and preferred shares previously reserved for issuance upon the conversion or exchange of other securities issued by the Company or the Partnership, does not exceed the number of then-authorized shares of the Company.

Based on our review of the foregoing and subject to the assumptions and qualifications set forth in this letter, it is our opinion, as of the date of this letter, that:

1.             When and if (a) the definitive terms of any particular series of Preferred Shares, other than the Depositary Shares, have been duly established, in accordance with resolutions of the trustees of the Company (“Trustees”) authorizing the issuance and sale of that particular series of Preferred Shares, (b) Articles Supplementary regarding that particular series of Preferred Shares that conform to the Declaration of Trust and Maryland law have been filed with, and accepted for record by, the SDAT, and (c) those Preferred Shares have been duly issued and delivered in the manner and for the consideration contemplated by each of the S-3 Registration Statement, the S-3 Prospectus and the applicable supplement or supplements to the S-3 Prospectus, and in accordance with the terms of the particular series as established by the Trustees in the applicable Articles Supplementary, those Preferred Shares will be validly issued, fully paid and nonassessable.

2.             When and if (a) the deposit agreement relating to the Preferred Shares represented by Depositary Shares has been duly executed and delivered by the Company and the depositary in accordance with proper resolutions of the Trustees, (b) the terms of the Preferred Shares represented by Depositary Shares and of their issuance and sale have been duly established in conformity with the deposit agreement, (c) the Preferred Shares which are represented by the Depositary Shares are validly issued and delivered (as contemplated above) to the depositary, (d) the depositary receipts evidencing the Depositary Shares are duly issued against the deposit of the Preferred Shares in accordance with the deposit agreement, and (e) the Preferred Shares represented by Depositary Shares are issued in the manner contemplated by each of the S-3 Registration Statement, the S-3 Prospectus and the applicable supplement or supplements to the S-3 Prospectus, the Preferred Shares represented by Depositary Shares will be validly issued.

3.             When and if (a) the definitive terms of any offering of Common Shares have been duly established, in accordance with proper resolutions of the Trustees authorizing the issuance and sale of the Common Shares, and (b) those Common Shares so offered have been duly issued and delivered in the manner and for the consideration contemplated by each of the S-3 Registration Statement, the S-3 Prospectus and the applicable supplement or supplements to the S-3 Prospectus, those Common Shares will be validly issued, fully paid and nonassessable.

4.             When and if (a) the terms of any Trust Warrants have been duly established, in accordance with proper resolutions of the Trustees authorizing the execution and delivery of the Trust Warrants; (b) the Trust Warrants have been duly executed and delivered in the form and in the manner contemplated in each of the S-3 Registration Statement, the S-3 Prospectus and the applicable supplement or supplements to the S-3 Prospectus, (c) the terms of the Trust Warrants as executed and delivered are as described in each of the S-3 Registration Statement, the S-3 Prospectus and the applicable supplement or supplements to the S-3 Prospectus, and (d) the Trust Warrants are then issued and sold as contemplated in each of the S-3 Registration Statement, the S-3 Prospectus and the applicable supplement or supplements to the S-3 Prospectus, the Trust Warrants will constitute valid and legally binding obligations of the Company.

5.             When and if (a) the terms of the Guaranties relating to the Partnership Debt Securities have been duly established, (b) the instruments relating to the Guaranties have been authorized, executed and delivered by the Trustees of the Company and duly executed and delivered by the proper officers of the Company, (c) the Partnership Debt Securities to which the Guaranties relate have been duly issued and sold and the purchase price therefor has been received by the Partnership, and (d) the consideration separately payable for the Guaranties has been received, the Guaranties will constitute valid and legally binding obligations of the Company.

6.             When and if (a) any common shares or preferred shares of the Company (“Underlying Trust Securities”) issuable upon conversion or exchange of any legally issued convertible or exchangeable Trust Securities or Partnership Debt Securities (which have been surrendered to the Company in accordance with their respective terms) are duly issued from shares or other units of those Underlying Trust Securities reserved in accordance with proper resolutions of the Trustees, (b) the Trustees have duly authorized the issuance of those Underlying Trust Securities, and (c) those Underlying Trust Securities are duly issued and delivered in the manner and for the consideration contemplated by each of the S-3 Registration Statement, the S-3 Prospectus and the applicable supplement or supplements to the S-3 Prospectus, the Underlying Trust Securities will be validly issued, fully paid and nonassessable.

In addition to the qualifications set forth above, the opinions set forth in this letter are also subject to the following qualifications:

(i)            We express no opinion as to the laws of any jurisdiction other than the laws of the State of Maryland.

(ii)           We assume no obligation to supplement our opinions if any applicable law changes after the date of this letter or if we become aware of any facts that might alter the opinions expressed in this letter after the date of this letter.

(iii)          We express no opinion on the application of federal or state securities laws to the transactions contemplated in the Documents.

The opinions expressed in this letter are furnished only with respect to the transactions contemplated by the Documents.  The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions shall be implied or inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the S-3 Registration Statement and to the use of the name of our firm therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933.

Very truly yours,

SAUL EWING LLP